A. O. SMITH CORPORATON
NEWS RELEASE		For further information contact:

MEDIA INQUIRIES: Edward J. O'Connor 414-359-4100	ANALYST/INVESTOR INQUIRIES: Craig Watson 414-359-4009	A. O. Smith Corporation P.O. Box 245008 Milwaukee, WI 53224-9508 414-359-4000 NYSE: AOS

FOR IMMEDIATE RELEASE
December 20, 2004

A. O. Smith elects Jones to board of directors

        Milwaukee, Wis.— A. O. Smith Corporation (AOS-NYSE) today announced that President and Chief Operating Officer Paul W. Jones has been elected to its Board of Directors.

        Jones was named president of the Milwaukee-based manufacturer of electric motors and water heaters in January 2004 with responsibility for its Electrical Products and Water Systems operations worldwide as well as its Corporate Technology Center.

        Prior to joining A. O. Smith, he was chairman and chief executive officer of U. S. Can Company, Inc., and president and chief executive officer of Greenfield Industries, Inc.

        In addition to the A. O. Smith board, Jones serves as a director of Federal Signal Corporation (FSS-NYSE), a diversified manufacturer with headquarters in Oak Brook, Ill.

        A. O. Smith Corporation, with headquarters in Milwaukee, Wis., is one of North America’s largest manufacturers of electric motors, with a comprehensive line of hermetic motors, fractional horsepower alternating current (AC) and direct current (DC) motors, and integral horsepower motors, as well as one of North America’s largest manufacturers of residential and commercial water heating equipment. The company employs approximately 17,000 people worldwide.